Exhibit 10.17

AMENDED AND RESTATED

PLAINS CAPITAL CORPORATION

2007 NONQUALIFIED AND INCENTIVE STOCK OPTION PLAN

Dated: December 31, 2008

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AMENDED AND RESTATED PLAINS CAPITAL CORPORATION

2007 NONQUALIFIED AND INCENTIVE STOCK OPTION PLAN

Article I. Purpose

The purpose of this Amended and Restated Plains Capital Corporation 2007 Nonqualified and Incentive Stock Option Plan (the “Plan”) is to encourage stock ownership by certain corporate officers and key managerial Employees of Plains Capital Corporation, a Texas corporation, and its “subsidiary corporations” (collectively the “Corporation”), so that they may acquire a proprietary interest in the success of the Corporation. The term “subsidiary corporation” shall be defined in the same manner as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall include subsidiary corporations which become such after the adoption of the Plan. The Plan is intended to provide an incentive for maximum effort in the successful operation of the Corporation and to encourage certain Employees of the Corporation to remain in the employ of the Corporation. It is further intended that the Stock Options granted as Incentive Stock Options pursuant to the Plan shall constitute “incentive stock options” within the meaning of Section 422 of the Code, except as specifically provided herein.

Article II. Definitions

2.1 “Award” means the grant of any Incentive Stock Option or Nonqualified Stock Option, whether granted singly or in combination.

2.2 “Award Agreement” means a written agreement between a Participant and the Corporation which sets out the terms of the grant of an Award.

2.3 “Award Period” means the period set forth in the Award Agreement during which the Award may be exercised.

2.4 “Board” means the board of directors of the Corporation.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.7 “Common Stock” means the common stock, par value $10.00 per share, which the Corporation is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Corporation may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.8 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.9 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Corporation.

2.10 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.11 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.12 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.13 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.14 “Participant” means an Employee of the Corporation to whom an Award is granted under this Plan.

2.15 “Plan” means this Amended and Restated Plains Capital Corporation 2007 Nonqualified and Incentive Stock Option Plan, as amended from time to time.

2.16 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.17 “Termination of Employment” occurs when a Participant ceases to serve as an Employee of the Corporation, for any reason. Notwithstanding the foregoing provisions of this Section 2.17, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Employment” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

Article III. Administration

The Plan shall be administered by a Stock Option Committee (the “Committee”) which shall consist of three members of the Board who are not executive Employees of the Corporation and who are appointed to the Committee from time to time by the Board. If any member of the Committee becomes an executive Employee of the Corporation, his membership on the Committee shall automatically terminate. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an Award under the Plan.

The Committee shall select one of its members to serve as Chairman, shall appoint one of its members as Secretary, who shall maintain a record of its actions and decisions, and shall hold meetings from time to time as it may determine. The Committee shall have authority to:

(a)	Determine which of the eligible Employees of the Corporation (determined under Article IV hereof) shall be granted Awards, which such Awards shall be granted, and the number of shares and terms with respect to each such Award;

(b)	Prescribe rules and regulations for administering the Plan; and

(c)	Decide any questions arising as to the interpretation or application of any provision under this Plan.

The determination of the Committee as to any of these matters shall be final and binding upon all persons whomsoever and shall be reported to the Board at its next ensuing meeting.

Article IV. Eligibility

The persons who shall be eligible to receive Awards pursuant to this Plan shall be such of the executive and managerial Employees of the Corporation as the Committee shall select from time to time. A grantee of an Award under this Plan (a “Participant”) may hold more than one Award hereunder, but only on the terms and conditions hereinafter set forth.

Article V. Stock to Be Issued Under this Plan

The stock to be issued upon the exercise of Stock Options granted under this Plan shall be shares of the Common Stock, which may either be authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of Plains Capital Corporation. The aggregate number of shares of Common Stock which may be issued under Stock Options granted hereunder shall not exceed one hundred fifty thousand (150,000) shares. In the event that any outstanding Stock Option under this Plan expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Stock Option may again be subject to an Award under the Plan.

Plains Capital Corporation shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of all or any part of a Stock Option before completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that Plains Capital Corporation shall, in its sole discretion, determine is necessary or advisable.

Article VI. Grant of Awards

6.1 In General. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Award being granted, the total number of shares of Common Stock subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Corporation shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Corporation’s shareholders for approval; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation (or any parent), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant. For all purposes under the terms of this Plan, (a) the Employee shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the Employee may purchase under outstanding Stock Options and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants and (b) stock owned directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Corporation) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Corporation’s stock transfer records.

6.4 Documents to Be Delivered to Participants. Upon the grant of a Stock Option hereunder to a Participant, there shall be delivered to the Participant a prospectus describing the Stock Options granted hereunder and the Common Stock covered by the Stock Options together with such other information or documents as the Committee shall deem necessary or advisable.

Article VII. Award Period; Vesting

7.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Award may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Award may be exercised in whole or in part at any time during its term. The Award Period for an Award shall be reduced or terminated upon a Termination of Employment. No Award granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Award may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation (or any parent) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2 Vesting. The Committee, in its sole discretion, may determine that an Award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be vested.

Article VIII. Exercise of Stock Option

8.1 In General. A vested Stock Option may be exercised, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

8.2 Securities Law and Exchange Restrictions. In no event may a Stock Option be exercised pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3 Exercise of Stock Option.

(a) In General. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Corporation consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Corporation, or (b) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

(c) Issuance of Certificate. Except as otherwise provided in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Corporation shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Corporation may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Corporation to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Corporation.

8.4 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

8.5 Transfer of Stock Option. Neither the whole nor any part of any Stock Option shall be transferable by a Participant or by operation of law during said Participant’s lifetime, and at said Participant’s death a Stock Option or any part thereof shall only be transferable by said Participant’s will or by the laws of descent and distribution. A Stock Option may be exercised during the lifetime of the Participant only by the Participant. Any Stock Option, and any and all rights granted to a Participant thereunder, to the extent not theretofore effectively exercised, shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such option or rights, or upon the bankruptcy or insolvency of the Participant.

8.6 Termination of Employment. No Stock Option may be exercised after the Termination of Employment of the Participant with the Corporation except as hereinafter provided, specifically subject, however, to the provisions of Section 7.1:

(a) Retirement. Stock Options granted under the Plan may be exercised within three (3) months after the Retirement (as hereinafter defined) of the Participant and the Stock Options shall be exercisable for all of the shares covered thereby. For purposes of the Plan, “Retirement” shall mean any Termination of Employment with the Corporation after the attainment of age sixty-five (65) by the Participant.

(b) Disability. Stock Options granted under the Plan may be exercised within three (3) months after the Termination of Employment of the Participant by reason of the Disability (as hereinafter defined) of the Participant and the Stock Option shall be exercisable for all of the shares covered thereby. For purposes of this Plan, a Participant shall be deemed to have incurred a “Disability” if a disinterested duly licensed medical doctor appointed by the Corporation determines that the Participant is totally and permanently prevented, as a result of physical or mental infirmity, injury, or disease, either occupational or nonoccupational in cause, from holding the job or position with the Corporation or engaging in the employment activity, or a comparable job or employment activity with the Corporation, which the Participant held or customarily engaged in prior to the occurrence of the disability (provided, however, that “Disability” hereunder shall not include any disability incurred or resulting from the Participant having engaged in a criminal act or enterprise, or any disability consisting of or resulting from the Participant’s chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury).

(c) Death. If a Participant shall die while employed by the Corporation or within three (3) months after termination of employment with the Corporation by reason of Retirement or Disability, the Stock Options granted under this Plan to such deceased Participant shall be exercisable within six (6) months after the date of the Participant’s death and the Stock Options shall be exercisable for all of the shares covered thereby. The legal representative, if any, of the deceased Participant’s estate, otherwise the appropriate legatees or distributees of the deceased Participant’s estate, may exercise the Stock Option on behalf of such a deceased Participant.

(d) Involuntary Termination of Employment. Stock Options granted under the Plan shall automatically terminate after the Involuntary Termination of Employment (as hereinafter defined) of the Participant with the Corporation. For purposes of the Plan, “Involuntary Termination of Employment” shall mean any termination of a Participant’s employment with the Corporation by reason of the discharge, firing or other involuntary termination of a Participant’s employment by action of the Corporation.

(e) Voluntary Termination of Employment. Stock Options granted under the Plan shall automatically terminate after the Voluntary Termination of Employment (as hereinafter defined) of the Participant with the Corporation. For purposes of the Plan, “Voluntary Termination of Employment” shall mean any voluntary termination of employment with the Corporation by reason of the Participant’s quitting or otherwise voluntarily leaving the Corporation’s employ other than a voluntary termination of employment by reason of Retirement.

8.7 Acceleration. The Committee may, in the case of merger, consolidation, dissolution or liquidation of the Corporation, accelerate the expiration date of any Stock Option for any or all of the shares covered thereby (but still giving Participants a reasonable period of time to exercise any outstanding Stock Options prior to the accelerated expiration date) and may, in the case of merger, consolidation, dissolution or liquidation of Plains Capital Corporation, or in any other case in which it feels it is in the Corporation’s best interest, accelerate the date or dates on which any Stock Option or any part of any Stock Option shall be exercisable for any or all of the shares covered thereby.

8.8 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by any of said Participant’s Stock Options until the date that the Corporation receives payment in full for the purchase of said shares pursuant to the effective exercise of said Stock Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such payment is received by the Corporation, except as provided in Article X hereof.

Article IX. Tax Requirements

The Corporation, shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Corporation may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Corporation the amount of any taxes that the Corporation is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Corporation and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Corporation in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Corporation; (ii) if the Corporation, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Corporation of shares of Common Stock that the Participant has not acquired from the Corporation within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Corporation, in its sole discretion, so consents in writing, the Corporation’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Corporation may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Corporation to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

Article X. Stock Dividend - Recapitalization - Consolidation

If any stock dividend shall be declared upon the Common Stock or if the Common Stock shall hereafter be subdivided, consolidated, or changed into other securities of Plains Capital Corporation, or successor corporation to Plains Capital Corporation, then in each such event, shares of Common Stock which would be delivered pursuant to exercise of any Awards shall, for the purpose of adjusting the number and kind thereof, be treated as though outstanding immediately prior to the occurrence of such event and the purchase price to be paid therefore shall be appropriately adjusted to give effect thereto.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of Plains Capital Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Article XI. Awards in Substitution for Awards Granted by Other Entities

Awards may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation, partnership, or limited liability company who become or are about to become Employees of the Corporation as a result of a merger or consolidation of the employing corporation with the Corporation, the acquisition by the Corporation of equity of the employing entity, or any other similar transaction pursuant to which the Corporation becomes the successor employer. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

Article XII. Expiration and Termination of Plan

Awards may be granted pursuant to this Plan only within ten (10) years following the earlier to occur of the date on which the Plan is originally adopted by the Board and the date on which the Plan is originally approved by shareholders of Plains Capital Corporation.

Awards may be granted under the Plan at any time until the Plan is terminated by the Board or until such earlier date when termination of the Plan shall be required by applicable law. If not sooner terminated, the Plan shall terminate automatically on December         , 2018, which is ten years from the date on which the Plan was originally approved by the Board.

Article XIII. Amendment of the Plan

The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to outstanding Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the Common Stock of Plains Capital Corporation, no such revision or amendment shall change the number of shares of Common Stock subject to the Plan (except as may occur as a result of an occurrence described in Article X), change the designation of the class of Employees eligible to receive Awards, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an Award under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the holders of a majority of the Common Stock of Plains Capital Corporation, be amended in any manner that will cause Incentive Stock Options issued under it to fail to meet the requirements of “incentive stock options” as defined in Section 422 of the Code (except as provided in Section 6.3) or which would result in a failure to comply with Section 16(b) of the Securities Exchange Act of 1934 or similar statute(s) or rules or regulations adopted thereunder.

Article XIV. Granting of Awards

The granting of any Award pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any Employee any right to participate under this Plan or to receive any Award under it. The granting of an Award shall impose no duty upon the Participant to exercise such Award.

Neither the adoption and maintenance of the Plan nor the granting of an Award pursuant to this Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any person. Nothing herein contained shall be deemed to (a) give to any Employee the right to be retained in the employ of the Corporation; (b) interfere with the right of the Corporation to discharge or retire any Employee at any time; (c) give to the Corporation the right to require an Employee to remain in its employ; or (d) interfere with the Employee’s right to terminate his employment at any time.

Article XV. Government Regulations

This Plan and the granting and exercise of any Award hereunder and the obligations of Plains Capital Corporation to sell and deliver shares under any such Stock Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

Article XVI. Proceeds from Sale of Stock

Proceeds of the exercise of a Stock Option by any Participant shall be for the general business purposes of Plains Capital Corporation.

Article XVII. Reporting Requirements

The Committee shall furnish each Participant hereunder with such information relating to the exercise of any Award granted hereunder to said Participant as is required under the Code and applicable state and federal securities laws.

Article XVIII. Approval of Shareholders

No Award granted hereunder shall be exercisable until the Plan is approved by the holders of a majority of the shares of the Common Stock of Plains Capital Corporation present and entitled to vote on the Plan at the Annual Meeting of Shareholders.

Article XIX. Interpretation

The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under Section 422 of the Code. If any provision of the Plan conflicts with any such regulation or ruling, that provision of the Plan shall be void and of no effect.

DATED this 31st day of December, 2008.

PLAINS CAPITAL CORPORATION

/s/ Alan B. White
By:	Alan B. White
Its:	Chairman and Chief Executive Officer

/s/ Eddie Ricks
By:	Eddie Ricks
Its:	Secretary